UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

ZENDESK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36456	26-4411091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1019 Market Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 418-7506

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On June 29, 2015, Zendesk, Inc. (the “Company”) and Silicon Valley Bank terminated the Loan and Security Agreement to which they were parties dated June 12, 2012, as subsequently amended on June 14, 2013, December 30, 2013 and February 7, 2014 (the “SVB Loan Agreement”). A description of the SVB Loan Agreement can be found under the heading “Credit Facility” in Note 6 to the financial statements contained in Item 1 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the Commission on May 7, 2015 and is incorporated herein by this reference. In connection with the termination of the SVB Loan Agreement, the Company repaid all amounts owed under the SVB Loan Agreement. The Company did not incur any early termination penalties in connection with the termination of the SVB Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zendesk, Inc.
(Registrant)

By:	/s/ Alan Black
Alan Black
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

June 29, 2015